As filed with the Securities and Exchange Commission on January 19, 2021

Registration No. 333-237118

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-237118

UNDER

THE SECURITIES ACT OF 1933

WPX ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	45-1836028
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dennis C. Cameron

Executive Vice President and General Counsel

Devon Energy Corporation

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Frank Bayouth

Eric C. Otness

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

(713) 655-5100

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) filed by WPX Energy, Inc., a Delaware corporation (the “Registrant”), deregisters all securities remaining unsold or otherwise unissued under the Registration Statement on Form S-3 (No. 333-237118) (the “Registration Statement”), which was filed with the U.S. Securities and Exchange Commission on March 12, 2020, registering for resale shares of common stock, par value $0.01 per share, of the Registrant.

On January 7, 2021, pursuant to its previously announced Agreement and Plan of Merger, dated September 26, 2020, by and among Devon Energy Corporation, a Delaware corporation (“Devon”), East Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned, direct, subsidiary of Devon, and the Registrant, Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation.

In connection with the closing of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities that were registered but unsold or otherwise unissued under the Registration Statement as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on January 19th, 2021.

WPX ENERGY, INC.

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Vice President

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.